As filed with the Securities and Exchange Commission on August 23, 2000
                                         Registration Statement No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)

                   GEORGIA                                 58-1521612
        (State or other jurisdiction                    (I.R.S. Employer
      of incorporation or organization)                Identification No.)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               P. Bruce Borghardt
                                 WorldCom, Inc.
                         10777 Sunset Office, Suite 330
                            St. Louis, Missouri 63127
                                 (314) 909-4100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------
                        Copies of all communications to:

                              R. Randall Wang, Esq.
                                 Bryan Cave LLP
                         211 North Broadway, Suite 3600
                            St. Louis, Missouri 63102
                                 (314) 259-2000

                             ----------------------

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective dated until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE


===================================== =================== ======================= ======================== =================

Title of securities to be registered     Amount to be        Proposed maximum        Proposed maximum         Amount of
                                          registered        offering price per      aggregate offering     registration fee
                                                                 share(1)                price (1)

------------------------------------- ------------------- ----------------------- ------------------------ -----------------
Common Stock,  $0.01 par value,  and      1,276,198               $9.95               $12,696,230.38            $3,352
associated  preferred stock purchase      shares(3)
rights(2)

------------------------------------- ------------------- ----------------------- ------------------------ -----------------

                             ----------------------

(1) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the weighted average price per share based on the exercise price of stock options issued.

(2) Each share of Common Stock also represents one preferred stock purchase right. Preferred stock purchase rights cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional fee.

(3)  This  Registration  Statement also covers such additional  shares of Common
     Stock   as  may  be   issuable   pursuant   to   antidilution   provisions.

                             ----------------------


The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED AUGUST 23, 2000

                                   PROSPECTUS

                                 WORLDCOM, INC.

                  A MAXIMUM OF 1,276,198 SHARES OF COMMON STOCK

                             ----------------------

     We are offering up to 1,276,198 shares of our common stock which may be issued upon exercise of various stock option agreements. We will provide specific terms of any offerings made under this prospectus in prospectus supplements, if necessary.

     We will not bear any costs relating to the registration of the common shares; instead, Ms. Diana Day-Cartee, the original recipient of the stock option agreements, has agreed to pay such costs.

     Our common shares are traded on The Nasdaq National Market under the symbol WCOM.

                             ----------------------

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

                 The date of this prospectus is August 23, 2000

                                EXPLANATORY NOTES

     We have not authorized anyone to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. We are offering to sell, and seeking offers to buy, only the shares of common stock covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

     You should read carefully this entire prospectus, as well as the documents incorporated by reference in this prospectus, before making an investment decision. All references to "we," "us," "our" or "WorldCom" in this prospectus mean WorldCom, Inc. and its subsidiaries.

                                TABLE OF CONTENTS
                                                                          Page

The Company..................................................................1
Use of Proceeds..............................................................2
The Stock Option Agreements..................................................2
Plan of Distribution.........................................................4
Experts......................................................................6
Where You Can Find More Information..........................................6
Cautionary Statement Regarding Forward-Looking Statements....................8


                                   THE COMPANY

     Organized in 1983, WorldCom, Inc., a Georgia corporation, provides a broad range of communications, outsourcing, and managed network services to both U.S. and non-U.S. based corporations. We are a global communications company utilizing a facilities-based, on-net strategy throughout the world. The on-net approach allows our customers to send data streams or voice traffic across town, across the U.S., or to any of our facilities-based networks in Europe or Asia, without ever leaving the confines of our network. The on-net approach provides our customers with superior reliability and low operating costs. From September 15, 1998 until May 1, 2000, we were named MCI WORLDCOM, Inc. Prior to September 15, 1998, we were named WorldCom, Inc.

     We leverage our facilities-based networks to focus on data and the Internet. We provide the building blocks or foundation for the new e-conomy. Whether it is an emerging e-business or a larger, more established company who is embracing an e-business approach, we provide the communications infrastructure to help make them successful. From private networking - frame relay and asynchronous transfer mode ("ATM") - to high capacity Internet and related services, to hosting for complex, high volume mega-sites, to turn key network management and outsourcing, we provide the broadest range of Internet and traditional, private networking services available from any provider.

     Our core business is communications services, which includes voice, data, Internet, and international services. During each of the last three years, more than 90% of our operating revenues were derived from communications services.

     Our executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056 and our telephone number is (601) 460-5600.



                                 USE OF PROCEEDS

     We may use all proceeds received by us upon exercise of the Stock Option Agreements for any corporate purpose.

                           THE STOCK OPTION AGREEMENTS

General Information

     Pursuant to the Worldcom, Inc. 1997 Stock Option Plan, as amended (the "1997 Plan") and the LDDS Communications, Inc. 1990 Stock Option Plan, as amended (the "1990 Plan"), we granted options to Ms. Diana Day-Cartee to acquire shares of our common stock pursuant to the terms of various stock option agreements. The stock option agreements are referred to collectively in this prospectus as the "Stock Option Agreements." Ms. Day-Cartee has been our employee since August 1984 and currently serves as our President - Customer Service and Satisfaction. The Stock Option Agreements provide for the purchase of a total of 1,276,198 shares of our common stock by the holder of such instruments, subject to adjustment as described below. Any shares of common stock issued upon exercise of the Stock Option Agreements may be newly issued or may be purchased on the open market or from private sources. The following table sets forth certain information with respect to stock options granted under each Stock Option Agreement as of August 1, 2000.

  Grant Date      Expiration    Number of    Exercise    Plan      Grant Type
                     Date        Options      Price
  ----------      ----------    ---------    --------    ----      ----------

   8/6/1990        8/5/2000       84,192    $  1.0616    1990     Non-qualified
   7/8/1991        7/7/2001       94,986       2.4318    1990     Non-qualified
  6/23/1992       6/22/2002      120,894       3.0688    1990     Non-qualified
  6/14/1993       6/13/2003      103,626       5.8190    1990     Non-qualified
   7/1/1994       6/30/2004      225,000       5.9600    1990     Non-qualified
   7/3/1995        7/2/2005      112,500       9.0000    1990     Non-qualified
   1/2/1996        1/1/2006       90,000      11.9167    1990     Non-qualified
  1/23/1997       1/22/2007      345,000      17.3334    1997     Non-qualified
   1/2/1998        1/1/2008      100,000      19.9584    1997     Non-qualified

     Total:                    1,276,198

    The number of shares and the exercise prices described above have been adjusted, in each case, for (a) prior exercises, and (b) stock splits and dividends on our shares of common stock.

     The Stock Option Agreements were originally executed to provide an additional incentive to Ms. Day-Cartee by increasing her proprietary interest in our business and our success. The current holder of the Stock Option Agreements may obtain a copy of the Stock Option Agreements and information regarding them and their administration from our company's Stock Option Department, at the address listed above under the heading "The Company." The Stock Option Department's telephone number is (601) 460-8001.

Eligibility To Participate In The Stock Option Agreements

     Consistent with the terms of each Stock Option Agreement, the current holder thereof may exercise each Stock Option Agreement.

Types Of Options Granted Under The Stock Option Agreements

     Each of the Stock Option Agreements granted the optionee thereunder non-qualified stock options. A non-qualified stock option is a stock option that does not qualify for special tax treatment pursuant to Section 422 of the United States Internal Revenue Code of 1986, as amended.

How To Exercise The Stock Option Agreements

     Exercise of the options under each of the Stock Option Agreements is governed by the terms of the relevant plan and the Stock Option Agreement itself, and not by this summary. In order to exercise any of the options, the holder must give us a signed written notice stating the number of shares for which the stock option is being exercised accompanied by the payment of the exercise price. The exercise price may be paid by delivery of payment in cash, or any cash equivalent acceptable to us, and in any other manner permitted by the applicable Stock Option Agreement and plan.

     In addition to the payment of the exercise price, we may require the holder to pay an amount equal to the federal, state, local, and foreign taxes that may be required to be withheld in connection with the exercise of the stock option. We may establish procedures to allow the holder to have us withhold a portion of shares issuable upon exercise of the stock option with a fair market value equal to the withholding tax due as a result of the exercise of the stock option.

     As long as our common stock is traded on The Nasdaq National Market, the fair market value of our common stock is the closing quoted selling price of our common stock, as reported in The Wall Street Journal. If our common stock is not traded on The Nasdaq National Market, the plan provides for several alternative methods of calculating the fair market value of our common stock.

Determination Of Exercise Price

     The exercise price for the non-qualified stock options described in the Stock Option Agreements is set forth in such agreements, and is subject to adjustment upon certain events, some of which may have occurred.

When You May Exercise Your Options And When Your Stock Options Lapse

     As described above, the optionee may exercise the options described in each Stock Option Agreement at any time on or before the expiration date for such option listed above. Certain other provisions may apply, however, upon the death or permanent disability of Ms. Day-Cartee while still our employee.

Adjustments To The Number Of Shares

     In the event of (a) any stock dividend, stock split, combination of shares, recapitalization or other change in our capital structure, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the shares issuable upon exercise of the Stock Option Agreements will be appropriately and proportionately adjusted by our Board of Directors in accordance with the terms of the applicable Stock Option Agreement and plan.

Status As An Optionholder

     The holder of the Stock Option Agreements will not have the rights or privileges associated with the ownership of the shares of common stock issuable upon exercise of the Stock Option Agreements until the Stock Option Agreements have been exercised and the holder has become the holder of record of such shares.

     We have been informed that the Stock Option Agreements between us and Ms. Day-Cartee were recently transferred by Ms. Day-Cartee to DDC Investments, a Georgia general partnership. The managing general partner of DDC Investments is Diana Day-Cartee. The address of DDC Investments is 113 Peachtree Street N.E., Suite 2500, Atlanta, GA 30303-1846.

                              PLAN OF DISTRIBUTION

     We will issue shares covered by this prospectus upon proper exercise of the option granted under each Stock Option Agreement. The holder of the Stock Option Agreements will act independently of us in making decisions with respect to the timing, manner and size of each exercise. When a particular exercise is made, if required, we will distribute to optionee a prospectus supplement.

     All expenses of the registration of the shares will be paid by Ms. Day-Cartee, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of our counsel and expenses of any audits incidental to this registration.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to exercise of the stock options granted under the Stock Option Agreements and with respect to the sale of common stock acquired upon exercise of the Stock Option Agreements. For precise advice as to any specific transaction or set of circumstances, the optionee should consult with her own tax and legal advisors. The optionee should also consult with her own tax and legal advisors regarding the application of any state, local, and foreign taxes and any federal gift, estate and inheritance taxes.

Non-Qualified Stock Options

     Because the stock options are non-qualified stock options, the optionee did not recognize income at the time of the grant of the stock options, however the optionee will recognize ordinary income upon the exercise of each non-qualified stock option as provided by Internal Revenue Code Section 83. The amount of ordinary income the optionee will recognize will be equal to the difference between (i) the fair market value of the stock on the date of exercise of the stock option and (ii) the amount of cash paid for the stock (including any amount paid for the option itself). Upon exercise of a non-qualified stock option, we will be entitled to deduct as compensation an amount equal to the amount included in the optionee's gross income consistent with the provisions of Internal Revenue Code Section 83.

     This summary does not address the federal tax consequences of an optionee transferring an option as permitted under the Option Agreements. An optionee contemplating such a transfer should discuss with her tax advisors the tax consequences resulting therefrom, including any income recognition (and withholding obligations) with respect to such a transfer.

Income Tax Rates On Capital Gain And Ordinary Income

     If the optionee holds the shares of common stock received upon exercise of the stock options for less than twelve months, upon the disposition of those shares, the income the optionee receives will be treated as a short-term capital gain and will be taxed as ordinary income at a maximum rate of 39.6%. Phaseouts of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to the Medicare tax and, under certain circumstances, a social security tax.

     If the optionee holds all or some portion of the shares of common stock received upon exercise of the stock options for twelve months or more, upon the disposition of those shares the optionee will receive long-term capital gain tax treatment at a maximum rate of 20%.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in our Annual Report on Form 10-K for the year ended December 31, 1999, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving such reports.

     The consolidated financial statements of Brooks Fiber Properties, Inc. for the year ended December 31, 1997, have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included in our Annual Report on Form 10-K for the year-ended December 31, 1999 and incorporated by reference in this document, and upon the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

     We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. This prospectus is a part of that registration statement. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC under File No. 000-11258:

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     o Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000;

     o Our Current Reports on Form 8-K-1 dated April 11, 2000 (filed April 11, 2000), Form 8-K-2 dated April 11, 2000 (filed April 11, 2000),
          Form 8-K dated May 16, 2000 (filed May 16, 2000), Form 8-K dated May 19, 2000 (filed May 22, 2000), Form 8-K dated May 31, 2000 (filed June 12, 2000) and Form 8-K dated July 13, 2000 (filed July 13, 2000);

     o The description of our common stock set forth in Resurgens' Registration Statement on Form 8-A dated December 12, 1989 (File No. 1-10415), as updated by the descriptions contained in our Registration Statement on Form S-4 (File No. 333-16015), as declared effective by the Securities and Exchange Commission on November 14, 1996, which includes the Joint Proxy Statement/Prospectus dated November 14, 1996 with respect to the Company's Special Meeting of Shareholders held on December 20, 1996, under the following captions: "Description of WorldCom Capital Stock" and "Comparative Rights of Shareholders" and by the descriptions contained in our Proxy Statement dated April 23, 1999 under the following captions: "Approval of Amendment to Second Amended and Restated Articles of Incorporation, as Amended, To Increase Authorized Shares of Common Stock" and "Future Proposals of Security Holders;"

     o The description of the Company's rights to acquire preferred stock set forth in our Registration Statement on Form 8-A dated August 26, 1996, as updated by our Current Report on Form 8-K dated May 22, 1997 (filed June 6, 1997); and

     o The description of the Company's Series B Convertible Preferred Stock contained in the Company's Registration Statement on Form 8-A dated November 13, 1996.

     All documents filed by WorldCom with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference, which statement is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement or the prospectus.

     You may receive a copy of any of these filings (except exhibits, unless the exhibits are specifically incorporated), at no cost, by writing or telephoning:

                                 WorldCom, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                       Telephone Number (601) 460-5600 or
                                 (877) 624-9266
                    Attention: Investor Relations Department

     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

            Cautionary Statement Regarding Forward-Looking Statements

     This prospectus may be deemed to include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk and uncertainty, including financial, regulatory environment and trend projections, estimated costs to complete or possible future revenues from in-process research and development programs, the likelihood of successful completion of such programs, and the outcome of Euro conversion efforts, as well as any statements preceded by, followed by, or that include the words "intends," "estimates," "believes," "expects," "anticipates," "should," "could," or similar expressions; and other statements contained herein regarding matters that are not historical facts.

     Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. The important factors that could cause actual results to differ materially from those in the forward-looking statements herein (the "Cautionary Statements") include, without limitation: (1) possible effects of our recent announcement regarding the consideration of opportunities to separate the wholesale and consumer operations into separate companies or tracking stocks; (2) the effects of vigorous competition in the markets in which the Company operates; (3) the impact of technological change on our business, new entrants and alternative technologies, and dependence on availability of transmission facilities; (4)
uncertainties associated with the success of other acquisitions and the integration thereof; (5) risks of international business; (6) regulatory risks, including the impact of the Telecom Act; (7) contingent liabilities; (8) the impact of competitive services and pricing; (9) risks associated with Euro conversion efforts; (10) risks associated with debt service requirements and interest rate fluctuations; (11) our degree of financial leverage; and (12) other risks referenced from time to time in our filings with the SEC, including our Form 10-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses (other than underwriting discounts and sales commissions) relating to the registration of common shares will be borne by us. These expenses are estimated to be as follows*:

      SEC Registration Fee --------------------------------------$ 3,352
      Accountants' Fees -------------------------------------------4,000
      Legal Fees -------------------------------------------------10,000
      Miscellaneous -----------------------------------------------2,648
                                                                 -------
      Total -----------------------------------------------------$20,000

     * Ms. Day-Cartee will pay expenses related to the securities laws of any state and any sales commissions or underwriting discounts and fees and expenses of its counsel incurred in connection with the sale of shares registered hereunder.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director; provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of the Company or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

     The provisions of Article Ten of the Company's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of the Company shall be limited to the fullest extent permitted by amendments to Georgia law.

     Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of a director of the Company for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of the Company) in which he or she is made a party by reason of being a director of the Company and directors who, at the request of the Company, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding that such conduct was at least not opposed to the best interests of the corporation, and (c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

     A Georgia  corporation may not indemnify a director under Section 14-2-851:
(1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (2) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

     Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made by: (1) a majority vote of a quorum consisting of disinterested directors; (2) a duly designated committee of disinterested directors; (3) duly selected special legal counsel; or (4) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

     Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of the Company, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

     The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC, or (4) for any transaction in which the director obtained an improper personal benefit.

     Section 14-2-857 of the GBCC provides that an officer of the Company (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, the Company may, as provided by either the Company's Second Amended and Restated Articles of Incorporation, as amended, the Company's Restated Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

     The indemnification provisions of Article X of the Company's Restated Bylaws and Article Twelve of the Company's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, the Company's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who did not believe in good faith that his or her actions were in, or not opposed to, the Company's best interests, or to have improperly received a personal benefit, or in the case of a criminal proceeding, if such director had reasonable cause to believe his or her conduct was unlawful, or in the case of a proceeding by or in the right of the Company, in which such director was adjudged liable to the Company, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances. The Company's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

ITEM 16.  EXHIBITS.

     See Exhibit Index.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on August 23, 2000.

                                        WORLDCOM, Inc.

                                        By:   /s/ Scott D. Sullivan
                                              ---------------------------------
                                              Scott D. Sullivan
                                              Chief Financial Officer

     Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers and Scott D. Sullivan, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Name                    Title                             Date
              ----                    -----                             ----


-----------------------------   Director
 Clifford L. Alexander, Jr.


     /s/ James C. Allen
-----------------------------   Director                         August 23, 2000
       James C. Allen


      /s/ Judith Areen
-----------------------------   Director                         August 23, 2000
        Judith Areen

-----------------------------   Director
       Carl J. Aycock


     /s/ Max E. Bobbitt
-----------------------------   Director                         August 23, 2000
       Max E. Bobbitt



   /s/ Bernard J. Ebbers
-----------------------------   Director, President and          August 23, 2000
     Bernard J. Ebbers          Chief Executive Officer
                                (Principal Executive Officer)

       /s/ Francesco Galesi
------------------------------   Director                        August 23, 2000
         Francesco Galesi


   /s/ Stiles A. Kellett, Jr
------------------------------   Director                        August 23, 2000
      Stiles A. Kellett, Jr.


      /s/ Gordon S. Macklin
------------------------------   Director                        August 23, 2000
        Gordon S. Macklin


        /s/ John A. Porter
------------------------------   Director                        August 23, 2000
          John A. Porter


     /s/ Bert C. Roberts, Jr.
------------------------------   Director                        August 23, 2000
       Bert C. Roberts, Jr.


       /s/ John W. Sidgmore
------------------------------   Vice Chairman of the Board and  August 23, 2000
         John W. Sidgmore        Director

      /s/ Scott D. Sullivan
------------------------------   Director and Chief Financial    August 23, 2000
        Scott D. Sullivan        Officer (Principal Financial
                                 Officer and Principal
                                 Accounting Officer)


      /s/ Lawrence C. Tucker                                     August 23, 2000
------------------------------     Director
        Lawrence C. Tucker

                                INDEX TO EXHIBITS

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------

4.1 Second Amended and Restated Articles of Incorporation of WorldCom, Inc. (including preferred stock designations), as amended as of May 1, 2000 (incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q dated March 31, 2000 (filed May 15, 2000) (File No. 0-11258))

4.2  Restated  Bylaws of  WorldCom,  Inc.  (incorporated  herein by reference to
     Exhibit 3.2 to the Company's Current Report on Form 8-K dated September 14, 1998 (filed September 29, 1998) (File No. 0-11258))

4.3 Rights Agreement dated as of August 25, 1996, between the Company and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred
     Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to the Current Report on Form 8-K dated August 26, 1996 (as amended on Form 8-K/A filed August 31, 1996) filed by the Company with the Securities and Exchange Commission on August 26, 1996 (as amended on Form 8-K/A filed on August 31,
     1996) (File No. 0- 11258))

4.4 Amendment No. 1 to Rights Agreement dated as of May 22, 1997, by and between WorldCom, Inc. and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K dated May 22, 1997 (filed June 5, 1997) (File No. 0-11258))

5.1  Opinion of Counsel as to the legality of the securities to be issued

23.1 Consent of Arthur Andersen LLP

23.2 Consent of KPMG LLP

23.3 Consent of Counsel (included in Exhibit 5.1)

24.1 Power of Attorney (included in signature page)